Exhibit 23.2 - Consent of Experts



BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                        3304 Wynn Road, Suite C
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)





To Whom It May Concern:

We have issued our report dated October 30, 2002, accompanying the financial statements of Clinical Trials Assistance Corporation on Form 10SB for the period ended September 30, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Clinical Trials Assistance Corporation on Form 10SB.

Signed,

/s/ G. Brad Beckstead
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January 10, 2003


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